                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  August 18, 1994
                Date of Earliest Event Reported:  August 4, 1994


                           TELE-COMMUNICATIONS, INC.
                                     and
                           TCI COMMUNICATIONS, INC.
           ----------------------------------------------------------
           (Exact name of Registrants as specified in their charters)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


           0-20421 and 0-5550                            84-1260157 and 84-0588868
       -------------------------                   -------------------------------------
       (Commission File Numbers)                   (I.R.S. Employer Identification Nos.)


            5619 DTC Parkway
           Englewood, Colorado                                    80111
- ----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As of January 27, 1994, TCI Communications, Inc. ("TCI") (formerly Tele-Communications, Inc. or "Old TCI") and Liberty Media Corporation ("Liberty") entered into a definitive agreement to combine the two companies (the "Mergers"). The transaction was consummated on August 4, 1994 and was structured as a tax free exchange of Class A and Class B shares of both companies and preferred stock of Liberty for like shares of a newly formed holding company, Tele-Communications, Inc. (formerly TCI/Liberty Holding Company or "Holding Company"). In connection with the Mergers, Old TCI changed its name to TCI Communications, Inc. and Holding Company changed its name to Tele-Communications, Inc. Old TCI common shareholders received one share of Holding Company for each of their shares. Liberty common shareholders received
0.975 of a share of Holding Company for each of their shares. Holders of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Liberty Class E Preferred Stock") received shares of a new preferred stock of Holding Company having designations, preferences, rights and qualifications, limitations and restrictions that are substantially identical to those of the Liberty Class E Preferred Stock, except that the holders of the new preferred stock will be entitled to one vote per share in any general election of directors of Holding Company. The other classes of preferred stock of Liberty held by Old TCI were converted into the right to receive that number of shares of a new series of preferred stock of Holding Company having a substantially equivalent fair market value. Historical and pro forma financial information reflecting the Mergers is included herein under Item 7 of this Report.

ITEM 5.  OTHER EVENTS.

         As of August 8, 1994, Holding Company, TCI and TeleCable Corporation ("TeleCable") entered into a merger agreement, whereby TeleCable will be merged into TCI. The aggregate purchase price of $1.6 billion will be paid with shares of Holding Company Class A common stock (currently estimated to be 41,666,667 shares), assumption of liabilities amounting to approximately $300 million and shares of a Holding Company convertible preferred stock with an aggregate initial liquidation value of $300 million. Such preferred stock shall accrue dividends at 5-1/2% per annum, shall be convertible at the option of its holders into 10 million shares of Holding Company Class A common stock and shall be redeemable by Holding Company after 5 years. The merger requires the approval of the shareholders of TeleCable and various franchise and government authorities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements

         Liberty Media Corporation,
            Six months ended June 30, 1994:

                 Consolidated Balance Sheets,
                    June 30, 1994 and December 31, 1993 (unaudited)

                 Consolidated Statements of Operations,
                    Six months ended June 30, 1994 and 1993 (unaudited)

                 Consolidated Statement of Stockholders' Equity,
                    Six months ended June 30, 1994 (unaudited)

                 Consolidated Statement of Cash Flows,
                    Six months ended June 30, 1994 and 1993 (unaudited)

                 Notes to Consolidated Financial Statements,
                    June 30, 1994 (unaudited)

(b)      Pro Forma Financial Information

         TCI Communications, Inc. and Subsidiaries:

                 Condensed Pro Forma Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Financial Statements,
                    June 30, 1994 (unaudited)

         Liberty Media Corporation and Subsidiaries:

                 Condensed Pro Forma Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1994 (unaudited)


                                                                     (continued)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS (CONTINUED).

         Tele-Communications, Inc. and Subsidiaries:

                 Condensed Pro Forma Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Financial Statements,
                    June 30, 1994 (unaudited)

(c)      Exhibits

         (2.1)   Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergerco, Inc. and Liberty Mergerco, Inc.*
                     Incorporated herein by reference to Tele-Communications,
                       Inc.'s Current Report on Form 8-K dated February 15, 1994 (Commission File No. 0-5550).

         (2.2)   Amendment No. 1, dated as of March 30, 1994, to Agreement and
                   Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergerco, Inc. and
                   Liberty Mergerco, Inc.
                     Incorporated herein by reference to Tele-Communications,
                       Inc.'s Current Report on Form 8-K dated April 6, 1994 (Commission File No. 0-5550).

         (2.3)   Amendment No. 2, dated as of August 4, 1994, to Agreement and
                   Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergerco, Inc. and
                   Liberty Mergerco, Inc.

         (2.4)   Agreement and Plan of Merger, dated as of August 8, 1994, among
                   Tele-Communications, Inc., TCI Communications, Inc. and TeleCable Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:    August 18, 1994



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By: /s/ STEPHEN M. BRETT
                                            Stephen M. Brett
                                              Senior Vice President and
                                                General Counsel


                                        TCI Communications, Inc.
                                        (Registrant)



                                        By: /s/ STEPHEN M. BRETT
                                            Stephen M. Brett
                                              Senior Vice President and
                                                General Counsel

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)

Assets                                                         June 30,    December 31,
- ------                                                           1994          1993
                                                            -------------  -------------
                                                                amounts in thousands
Cash and cash equivalents                                   $      75,625        91,305

Trade and other receivables                                        70,551        57,458
  Less allowance for doubtful receivables                           3,211         3,032
                                                            -------------     ---------
                                                                   67,340        54,426
                                                            -------------     ---------

Inventories, net                                                  103,619       112,005

Prepaid expenses                                                   32,719        25,210

Investments in affiliates, accounted for under the equity
  method, and related receivables (note 4)                        106,313       151,540

Other investments, at cost, and related receivables (note 5)      662,385       220,218

Investment in Tele-Communications, Inc. ("TCI")
  common stock (note 1)                                           104,011       104,011

Property and equipment, at cost:
  Land                                                             21,649        21,662
  Cable distribution systems                                       91,286        87,437
  Support equipment and buildings                                 123,081       124,727
  Computer and broadcast equipment                                 58,470        61,820
                                                            -------------     ---------
                                                                  294,486       295,646
  Less accumulated depreciation                                    45,806        39,968
                                                            -------------     ---------
                                                                  248,680       255,678
                                                            -------------     ---------

Franchise costs                                                   142,807       142,789
  Less accumulated amortization                                     7,306         5,351
                                                            -------------     ---------
                                                                  135,501       137,438
                                                            -------------     ---------

Excess cost over acquired net assets                              255,842       255,842
  Less accumulated amortization                                    13,721         9,818
                                                            -------------     ---------
                                                                  242,121       246,024
                                                            -------------     ---------

Other intangibles                                                 131,025        96,873
  Less accumulated amortization                                    71,650        65,895
                                                            -------------     ---------
                                                                   59,375        30,978
                                                            -------------     ---------

Other assets, at cost, net of amortization                          8,721         7,715
                                                            -------------     ---------

                                                            $   1,846,410     1,436,548
                                                            =============     =========

                                                                     (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Balance Sheets, continued
(unaudited)


Liabilities and Stockholders' Equity                                June 30,   December 31,
- ------------------------------------                                  1994         1993
                                                                 ------------  ------------
                                                                    amounts in thousands
Accounts payable                                                 $     98,974       99,680
Accrued liabilities                                                    83,387       82,716
Accrued litigation settlements                                         27,973       29,000
Film licenses payable                                                  18,130       13,850
Due to TCI, including accrued interest payable (notes 6 and 9)         45,218       17,874
Accrued compensation relating to stock
   appreciation rights (note 8)                                        26,269       36,996
Income taxes payable                                                   22,580       24,624
Debt (notes 6 and 10)                                                 229,638      260,180
Debt to TCI (notes 6 and 10)                                          185,918      185,918
Deferred income taxes                                                 154,958        1,653
Other liabilities                                                       3,060        1,585
                                                                 ------------    ---------
      Total liabilities                                               896,105      754,076
                                                                 ------------    ---------

Minority interests in equity of consolidated
   subsidiaries (note 7)                                              187,190      174,738

Preferred stock subject to mandatory redemption
   requirements (including accreted dividends) (note 10)
     Class B Redeemable Exchangeable Preferred Stock,
          $.01 par value.                                             138,243      132,652
     Class D Redeemable Voting Preferred Stock,
          $.01 par value.                                              23,704       22,585
                                                                 ------------    ---------
                                                                      161,947      155,237
                                                                 ------------    ---------
Stockholders' equity (notes 5, 8 and 11):
     Class E, 6% Cumulative Redeemable Exchangeable Junior
          Preferred Stock, $.01 par value.                                 17           17
     Class A common stock, $1 par value.                               87,515       87,515
     Class B common stock, $1 par value.                               43,339       43,339
     Additional paid-in capital                                       231,106      236,126
     Retained earnings                                                 12,761           --
     Unrealized holding gains for available-for-sale securities       241,471           --
     Note receivable from related party                               (15,041)     (14,500)
                                                                 ------------    ---------
                                                                      601,168      352,497
                                                                 ------------    ---------
Commitments and contingencies (notes 4, 6 and 11)
                                                                 $  1,846,410    1,436,548
                                                                 ============    =========

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations
(unaudited)

                                                                    Three months
                                                                       ended
                                                                      June 30,
                                                               --------------------
                                                                  1994      1993
                                                               ---------   --------
                                                               amounts in thousands
Revenue:
  Net sales from home shopping services                        $ 274,005   250,264
  From TCI (note 9)                                               12,060    11,143
  From cable and programming services                             54,340    42,278
                                                               ---------   --------
                                                                 340,405   303,685
                                                               ---------   --------
Cost of sales, operating costs and expenses:
  Cost of sales                                                  176,368   162,723
  Operating                                                       52,770    44,730
  Selling, general and administrative                             80,508    72,126
  Charges by TCI (note 9)                                          7,849     3,103
  Compensation relating to stock appreciation
    rights (note 8)                                                   --    10,948
  Adjustment to compensation relating to stock
    appreciation rights (note 8)                                    (425)       --
  Depreciation                                                     7,559     8,016
  Amortization                                                     6,596     4,642
                                                               ---------   --------
                                                                 331,225   306,288
                                                               ---------   --------
          Operating income (loss)                                  9,180    (2,603)

Other income (expense):
  Interest expense to TCI                                         (5,123)   (2,218)
  Other interest expense                                          (4,723)   (6,193)
  Interest income from TCI                                           937       435
  Dividend and interest income, primarily from affiliates          5,211     5,821
  Provision for impairment of investment                              --    (8,167)
  Loss on sale of investment to TCI                                   --   (22,129)
  Share of earnings of affiliates, net                            12,808    12,118
  Minority interests in earnings of consolidated subsidiaries     (1,488)   (1,890)
  Other, net                                                      (2,490)       44
                                                               ---------   --------
          Earnings (loss) before income taxes and
             extraordinary item                                   14,312   (24,782)
Income tax (expense) benefit                                      (3,457)    7,165
                                                               ---------   --------
          Earnings (loss) before extraordinary item               10,855   (17,617)
Extraordinary item-loss on early extinguishment of
   debt, net of taxes                                                 --      (399)
                                                               ---------   --------
          Net earnings (loss)                                     10,855   (18,016)
Dividend requirement on preferred stocks                          (5,933)   (9,504)
                                                               ---------   --------
          Net earnings (loss) attributable to common
             shareholders                                      $   4,922   (27,520)
                                                               =========   ========


Earnings (loss) per share:
          Net earnings (loss) attributable to common
            shareholders before extraordinary item             $    0.04     (0.21)
          Extraordinary item, net                                     --      0.00
                                                               ---------   --------
          Net earnings (loss) attributable to common
             shareholders                                      $    0.04     (0.21)
                                                               =========   ========

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Operations
(unaudited)

                                                                        Six months
                                                                          ended
                                                                         June 30,
                                                              --------------------------
                                                                  1994           1993
                                                              ------------     ---------
                                                                amounts in thousands
Revenue:
  Net sales from home shopping services                       $    548,220       386,045
  From TCI (note 9)                                                 23,780        22,377
  From cable and programming services                              103,485        74,335
                                                              ------------       -------
                                                                   675,485       482,757
                                                              ------------       -------
Cost of sales, operating costs and expenses:
  Cost of sales                                                    351,638       248,092
  Operating                                                        104,173        79,541
  Selling, general and administrative                              155,889       111,606
  Charges by TCI (note 9)                                           11,248         4,468
  Compensation relating to stock appreciation
    rights (note 8)                                                     --        19,026
  Adjustment to compensation relating to stock
    appreciation rights (note 8)                                   (10,727)           --
  Depreciation                                                      14,821        12,066
  Amortization                                                      12,109         8,472
                                                              ------------       -------
                                                                   639,151       483,271
                                                              ------------       -------
          Operating income (loss)                                   36,334          (514)
Other income (expense):
  Interest expense to TCI                                          (10,393)       (2,887)
  Other interest expense                                            (8,543)      (10,368)
  Interest income from TCI                                           1,863           874
  Dividend and interest income, primarily from affiliates           10,498        10,794
  Gain on sale of investment                                            --        10,613
  Provision for impairment of investment                            (2,233)       (8,167)
  Loss on sale of investment to TCI                                     --       (22,129)
  Share of earnings of affiliates, net                              21,945        19,271
  Minority interests in earnings of consolidated subsidiaries       (5,521)       (1,925)
  Other, net                                                        (2,429)       (2,368)
                                                              ------------       -------
          Earnings (loss) before income taxes and
             extraordinary item                                     41,521        (6,806)
Income tax (expense) benefit                                       (17,024)        1,435
                                                              ------------       -------
          Earnings (loss) before extraordinary item                 24,497        (5,371)
Extraordinary item-loss on early extinguishment of
   debt, net of taxes                                                   --        (2,191)
                                                              ------------       -------
          Net earnings (loss)                                       24,497        (7,562)
Dividend requirement on preferred stocks                           (11,736)      (20,399)
                                                              ------------       -------
          Net earnings (loss) attributable to common
             shareholders                                     $     12,761       (27,961)
                                                              ============       =======

Earnings (loss) per share:
          Net earnings (loss) attributable to common
            shareholders before extraordinary item            $       0.10         (0.20)
          Extraordinary item, net                                       --         (0.02)
                                                              ------------       -------
          Net earnings (loss) attributable to common
             shareholders                                     $       0.10         (0.22)
                                                              ============       =======

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statement of Stockholders' Equity
(unaudited)


                                                                                                  Unrealized       Note
                                         Preferred                                                 holding       receivable  Total
                                           Stock       Common stock     Additional                gains for        from     stock-
                                         ---------   -----------------    paid-in   Retained  available-for-sale  related   holders'
                                          Class E    Class A   Class B    capital   earnings      securities       party    equity
                                         ---------   -------   -------  ----------  --------  ------------------  --------  -------
                                                                          amounts in thousands
Balance at January 1, 1994               $      17    87,515    43,339     236,126         -              -       (14,500)  352,497

Dividends, including accretion, on
  all classes of preferred stock                 -         -         -           -   (11,736)             -             -   (11,736)
Dividends on preferred stock subject
  to mandatory redemption requirement            -         -         -       5,026         -              -             -     5,026
Cash dividend on preferred stock                 -         -         -     (10,046)        -              -             -   (10,046)
Unrealized holding gains for
  available-for-sale securities                  -         -         -           -         -        241,471             -   241,471
Accrued interest on note receivable
  from related party (note 8)                    -         -         -       -             -              -          (541)     (541)
Net earnings                                     -         -         -       -        24,497              -             -    24,497
                                         ---------    ------    ------     -------   -------        -------       -------   -------
Balance at June 30, 1994                 $      17    87,515    43,339     231,106    12,761        241,471       (15,041)  601,168
                                         =========    ======    ======     =======   =======        =======       =======   =======

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(unaudited)


                                                             Six months
                                                               ended
                                                              June 30,
                                                       ---------------------
                                                          1994      1993
                                                       ---------   ---------
                                                        amounts in thousands
                                                            (see note 3)
Cash flows from operating activities:
  Net earnings (loss)                                  $  24,497    (7,562)
  Adjustments to reconcile net earnings (loss)  to
     net cash provided by operating activities:
       Depreciation and amortization                      26,930    20,538
       Compensation relating to stock
         appreciation rights                                  --    19,026
       Adjustment to compensation relating to
         stock appreciation rights                       (10,727)       --
       Share of earnings of affiliates, net              (21,945)  (19,271)
       Deferred income tax expense (benefit)              11,487    (9,724)
       Minority interests in earnings                      5,521     1,925
       Noncash interest income                            (2,512)     (541)
       Provision for impairment of investment              2,233     8,167
       Payment of litigation settlements                  (3,100)       --
       Payment of premium received upon
         redemption of preferred stock investment             --     8,248
       Loss on early extinguishment of debt,
         net of tax                                           --     2,191
       Gain on sale of investment                             --   (10,613)
       Loss on sale of investment to TCI                      --    22,129
       Other noncash charges                               2,298     1,582
       Changes in operating assets and
         liabilities, net of effect of
         acquisitions:
           Change in receivables                         (12,914)   (7,470)
           Change in inventories                           8,386    (1,940)
           Change in due to/from TCI                      27,344     3,954
           Change in prepaid expenses                     (7,509)   (3,525)
           Change in payables and
             accruals                                      4,695    10,614
       Increase in other non-current assets              (33,181)       --
                                                       ---------   -------
                      Net cash provided by
                        operating activities              21,503    37,728
                                                       ---------   -------

                                                                     (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, continued
(unaudited)


                                                                Six months
                                                                  ended
                                                                 June 30,
                                                         ------------------------
                                                            1994         1993
                                                         -----------  -----------
                                                           amounts in thousands
                                                               (see note 3)
Cash flows from investing activities:
  Cash paid for acquisitions                             $        --    (263,737)
  Capital expended for property and
    equipment                                                (13,211)    (10,891)
  Additional investments in and loans
    to affiliates and others                                 (11,265)    (27,529)
  Return of capital from affiliates                            4,960       2,650
  Collections on loans to affiliates and others               12,366       6,863
  Cash received on redemption of preferred
     stock investment                                             --     104,336
  Proceeds on sale of investments                                 --      21,767
  Other investing activities, net                              4,372       3,128
                                                         -----------    --------
          Net cash used by
            investing activities                              (2,778)   (163,413)
                                                         -----------    --------

Cash flows from financing activities:
  Borrowings of debt                                          18,000     277,725
  Repayments of debt                                         (48,963)   (200,110)
  Dividends on preferred stock                               (10,046)     (9,743)
  Redemption of preferred stocks                                  --     (12,338)
  Contributions by minority shareholders
    of subsidiary                                              7,004      20,069
  Distribution to minority partner of subsidiary                (400)         --
                                                         -----------    --------
          Net cash (used) provided by
            financing activities                             (34,405)     75,603
                                                         -----------    --------

          Net decrease  in cash and
            cash equivalents                                 (15,680)    (50,082)

Cash and cash equivalents
  at beginning of period                                      91,305      96,253
                                                         -----------    --------

Cash and cash equivalents
  at end of period                                       $    75,625      46,171
                                                         ===========    ========

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 1994
(UNAUDITED)

________________________________________________________________________________

(1)      GENERAL AND SIGNIFICANT ACCOUNTING POLICIES

         The accompanying consolidated financial statements include the accounts of Liberty Media Corporation, those of all majority-owned subsidiaries and entities for which there is a controlling voting interest ("Liberty" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

         As of January 27, 1994, Liberty and TCI entered into a definitive agreement to combine the two companies (the "Mergers"). The transaction was consummated on August 4, 1994, and was structured as a tax free exchange of Class A and Class B shares of both companies and preferred stock of Liberty for like shares of a newly formed holding company, TCI/Liberty Holding Company. In connection with the Mergers, TCI ("Old TCI") changed its name to TCI Communications, Inc. and TCI/Liberty Holding Company changed its name to Tele-Communications, Inc. ("Holding Company"). Old TCI shareholders received one share of Holding Company for each of their shares. Liberty common shareholders received 0.975 of a share of Holding Company for each of their common shares.

         Liberty owned 2,988,009 shares of TCI Class A common stock and 3,537,712 shares of TCI Class B common stock. Upon consummation of the Mergers, Liberty received 2,988,009 shares of Class A common stock of Holding Company and 3,537,712 shares of Class B common stock of Holding Company.

         The accompanying interim consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1993.

         Other intangible assets include amounts assigned to long-term cable contracts which provide for payments of distribution fees totaling $33.2 million. These fees are amortized on a straight-line basis over the terms of the agreements ranging from 5 to 15





                                        I-8                         (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

         years. Of the $33.2 million assigned to these contracts, $18.9 million represents contracts with TCI.

         Certain amounts have been reclassified for comparability with the 1994 presentation.

         In these notes to the consolidated financial statements, any reference to TCI in connection with the issuance of the Company's preferred stock includes subsidiaries of TCI.


(2) PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

         Primary and fully diluted earnings attributable to common shareholders per common and common equivalent share for the six months and three months ended June 30, 1994 was computed by dividing net earnings attributable to common shareholders by the weighted average number of common shares outstanding (131,076,469 and 130,939,861, respectively).

         Loss per common share attributable to common shareholders for the six months and three months ended June 30, 1993 was computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding (130,294,014 and 131,472,698, respectively). Common stock equivalents were not included in the computation of weighted average shares outstanding because their inclusion would be anti-dilutive.


(3)      SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

         Cash paid for interest was $8,025,000 and $13,068,000 for the six months ended June 30, 1994 and 1993, respectively. Cash paid for income taxes during the six months ended June 30, 1994 and 1993 was $7,581,000 and $5,241,000, respectively.





                                        I-9                         (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

Significant noncash investing and financing activities are as follows:

                                                                      Six months
                                                                    ended June 30,
                                                              --------------------------
                                                              1994                  1993
                                                              ----                  ----
                                                                 amounts in thousands
Cash paid for acquisitions:
   Fair value of assets acquired                           $        -              680,193
   Net liabilities assumed                                          -             (183,704)
   Common stock issued for acquisition                              -             (123,000)
   Noncash contribution for acquisition                             -              (32,673)
   Minority interests in equity of
      acquired entities                                             -             ( 77,079)
                                                           ----------            ---------

                                                           $        -              263,737
                                                           ==========            =========

Liberty Class A common stock
   issued upon conversion of
   preferred stock                                         $        -               12,767
                                                           ==========            =========

Accreted and unpaid preferred
   stock dividends                                         $   10,112               20,399
                                                           ==========            =========

Note issued in exchange for
   Liberty Class A common stock                            $        -               18,539
                                                           ==========            =========

Notes issued in redemption
  of preferred stocks                                      $        -              163,057
                                                           ==========            =========

Unrealized gains, net of deferred
   income taxes, on available-
   for-sale securities                                     $  241,471                    -
                                                           ==========            =========





                                        I-10                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

(4)     INVESTMENTS IN AFFILIATES

        Liberty has several investments in affiliates accounted for under the equity method. Summarized unaudited results of operations for such affiliates are as follows:



                                                                   Six months
                                                                 ended June 30,
                                                             ---------------------
                                                             1994             1993
                                                             ----             ----
                                                             amounts in thousands
Revenue                                                   $ 924,770          937,781
Operating expenses                                         (681,656)        (700,637)
Depreciation
   and amortization                                         (95,345)         (92,401)
                                                          ---------         --------
      Operating income                                      147,769          144,743

Interest expense                                            (53,163)         (51,962)
Other, net                                                  (36,066)         (35,598)
                                                          ---------         --------
     Net earnings                                         $  58,540           57,183
                                                          =========         ========





                                        I-11                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       The following table reflects the carrying value of the Company's investments accounted for under the equity method, including related receivables:

                                                                   June 30,       December 31,
                                                                     1994             1993
                                                                  ----------      -----------
                                                                     amounts in thousands
QVC, Inc. ("QVC")                                                $      --            60,397
Kansas City Cable Partners ("KCCP")                                 (29,441)         (33,618)
US Cable of Lake County ("Lake County")                              26,263           25,650
Columbia Associates, L.P. ("Columbia")                                5,452            7,720
Lenfest Communications, Inc. ("Lenfest")                             13,483           16,508
The Cable Partnerships of Country Cable
        and Knight-Ridder Cablevision, Inc.
        (SCI Cable Partners and TKR Cable Company)
        (collectively referred to as "TKR")                          40,974           34,270
Sunshine Network Joint Venture ("Sunshine")                           9,089            9,131
American Movie Classics Company ("AMC")                              (2,779)         (11,026)
Sioux Falls Cable Television ("Sioux Falls")                        (10,937)         (11,675)
SportsChannel Chicago Associates ("Sports")                          32,733           32,561
Home Team Sports Limited Partnership ("HTS")                          3,419            4,610
Other investments                                                    18,057           17,012
                                                                 ----------         --------
                                                                 $  106,313          151,540
                                                                 ==========         ========





                                        I-12                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       The following table reflects the Company's share of earnings (losses) of each of the aforementioned affiliates:

                                                                 Six months
                                                               ended June 30,
                                                         ---------------------------
                                                         1994                   1993
                                                         ----                   ----
                                                            amounts in thousands
QVC                                                    $   3,022                 8,635
KCCP                                                       4,177                 5,388
Lake County                                                  613                    39
Columbia                                                  (2,268)               (3,597)
Lenfest                                                   (3,025)               (5,515)
TKR                                                        6,704                 6,850
Sunshine                                                     (42)                 (647)
AMC                                                        8,545                 6,024
Sioux Falls                                                  738                   908
Sports                                                     4,116                 3,498
HTS                                                         (342)                  203
Other                                                       (293)               (2,515)
                                                       ---------              --------

                                                       $  21,945                19,271
                                                       =========              ========

       On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.





                                        I-13                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method although it no longer exercised significant control over such affiliate, due to the pending determination of whether the Company would rejoin the control group under the Stockholders' Agreement. As a result of the election on May 13, 1994, by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty began as of that date to account for its investment in QVC under the cost method.

       On August 5, 1994, Liberty, Comcast and QVC announced that they had entered into a definitive merger agreement (the "Merger Agreement") pursuant to which Comcast and Liberty would acquire QVC. In accordance with the Merger Agreement, Comcast and Liberty commenced a tender offer for all shares of stock of QVC at a net cash price of $46 per share of QVC Common Stock and a net cash price of $460 per share of QVC Preferred Stock on August 11, 1994. Following expiration of the tender offer, a corporation controlled by both Comcast and Liberty will merge with QVC and any remaining shares of QVC will be converted into cash at the same price as offered in the tender offer.

       The total cost of the acquisition of the remainder of QVC stock not currently owned by Comcast or Liberty and to pay certain fees and expenses will be approximately $1.42 billion. Comcast and Liberty have agreed to fund approximately $296 million and $20 million, respectively, of the acquisition with the balance to be provided through debt financing, which after the merger is expected to be an obligation of QVC. The transaction is conditioned upon Comcast and Liberty obtaining the requisite financing on satisfactory terms to purchase all of the outstanding shares of QVC, upon receipt of certain governmental approvals and other customary conditions. Should the transaction be consummated, Liberty's investment in QVC would once again be accounted for under the equity method.


       Certain of the shares of stock of QVC owned by Liberty are subject to repurchase by QVC in the event that commitments to carry its programming are not met. Approximately 46% of the shares which the Company holds or would hold upon exercise or conversion





                                        I-14                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       of convertible securities, are "unvested" and are subject to such repurchase rights by QVC. QVC's repurchase rights with respect to QVC securities held by the Company are exercisable over a period of time, ending in the year 2004, if certain carriage commitments made by Satellite Services, Inc., ("SSI"), an indirect wholly owned subsidiary of TCI, are not met. Under the terms of a certain agreement pursuant to which the Company acquired from TCI a substantial number of the QVC securities it now beneficially owns, TCI has agreed to reimburse the Company in the event QVC exercises its right to repurchase certain of the "unvested" shares. Such reimbursement will be based on the value assigned such shares when the Company acquired them from TCI, which is substantially below the current market price of such shares.

       Pursuant to an agreement among the Company, Comcast and Mr. Barry Diller, Chairman and Chief Executive Officer of QVC, ("Diller"), Diller had the right, exercisable during a 30-day period beginning in June 1994, to purchase 1,627,934 shares of QVC Common Stock from the Company. This right expired on July 11, 1994.

       On July 11, Rainbow Program Enterprise ("Rainbow") purchased a 49.9% general partnership interest in AMC from Liberty under the terms of a buy/sell provision contained in the AMC partnership agreement. In connection with the purchase, Rainbow acquired an option to purchase the remaining 0.1% general partnership interest in AMC from Liberty for approximately $373,000. The proceeds of $180,249,000 included the economic benefit of Liberty's consulting agreement with AMC assigned by Liberty to Cablevision Systems Corporation, the parent company of Rainbow.

       Certain of the Company's affiliates are general partnerships and any subsidiary of the Company that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.





                                        I-15                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

(5)    OTHER INVESTMENTS

       Other investments, accounted for under the cost method, and related receivables, are summarized as follows:

                                                             June 30,              December 31,
                                                               1994                   1993
                                                             --------              ------------
                                                                    amounts in thousands
Limited partnership interest                               $   3,647                    3,647

Marketable equity securities                                 470,286                   25,811

Convertible debt, accrued interest
   and preferred stock investment                             46,435                   46,457

Note receivable including
   accrued interest (a)                                      130,007                  132,303

Other investments                                             12,010                   12,000
                                                           ---------                 --------

                                                           $ 662,385                  220,218
                                                           =========                 ========

       (a) In December 1992, Home Shopping Network, Inc. ("HSN"), a cost investment of the Company at that time and a consolidated subsidiary of the Company at December 31, 1993, distributed the capital stock of Silver King Communications, Inc. ("SKC"), formerly a wholly owned subsidiary of HSN, to their stockholders of record, including Liberty. This transaction was treated as a stock dividend by HSN. At the time of said dividend, intercompany indebtedness in an amount of approximately $135 million owed by SKC to HSN was converted into a secured long-term senior loan to SKC (a cost investment of the Company). Such loan is evidenced by a promissory note, the terms of which are governed by a loan agreement and the liability evidenced thereby is secured by substantially all of SKC's assets, and bears interest on the unpaid principal amount at 9.5% per annum. On August 1, 1994, SKC repaid the outstanding principal and accrued interest to HSN.





                                        I-16                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       Management of the Company estimates that the market value, calculated utilizing a multiple of cash flow approach, agreed upon sales price or publicly quoted market prices, of all of the Company's other investments aggregated $752 million and $406 million at June 30, 1994 and December 31, 1993, respectively. No independent external appraisals were conducted for those assets which were valued utilizing a multiple of cash flow approach.

       In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("Statement No. 115") effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

       The Company applied the new rules beginning in the first quarter of 1994. Application of the new rules resulted in a net increase of $44,392,000 to stockholders' equity as of March 31, 1994, adjusted to $241,471,000 as of June 30, 1994, representing the recognition of unrealized appreciation, net of taxes, for the Company's investment in equity securities determined to be available-for-sale. However, the unrealized holding gains do not include any unrealized gain associated with the Company's investment in the aforementioned shares of common stock of TCI, which were subsequently exchanged for shares of common stock of Holding Company, as such common stock is deemed to be restricted stock. Restricted stock, under Statement No. 115, is not considered to have a readily determinable fair value. The majority of the Company's available-for- sale securities as of June 30, 1994, represents Liberty's investment in QVC, previously accounted for under the equity method. The Company holds no debt securities.





                                        I-17                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

(6)    DEBT

       Debt is summarized as follows:

                                                                           June 30,           December 31,
                                                                             1994                 1993
                                                                           --------           ------------
                                                                               amounts in thousands
       Parent company debt:
            Note payable to TCI (a)                                      $  76,952                  76,952
            Note payable to TCI (b)                                        104,644                 104,644
                                                                         ---------              ----------
       Debt of subsidiaries:                                               181,596                 181,596
            Note payable to TCI (c)                                          4,322                   4,322
                                                                         ---------              ----------
                       Debt due TCI                                        185,918                 185,918
                                                                         ---------              ----------

            Note payable to bank (d)                                         5,665                   5,815
            Note payable to bank (e)                                        22,425                  23,425
            Note payable to bank (f)                                        77,000                  79,500
            Liability to seller                                                 --                  19,637
            Note payable to bank (g)                                        18,000                      --
            Unsecured note payable                                              --                     545
            Convertible note payable (h)                                    13,552                  13,131
            Notes payable to bank (i)                                       85,000                 110,000
            Other debt, with varying
               rates and maturities                                          7,996                   8,127
                                                                         ---------              ----------
                                                                           229,638                 260,180
                                                                         =========              ----------

                                                                         $ 415,556                 446,098
                                                                         =========              ==========


       (a)     Payable by Liberty.

               These notes payable bear interest at 11.6% per annum, are due on February 1, 1997 and are secured by the Company's partnership interest in Community Cable Television ("CCT") and a related note receivable.

       (b)     Payable by Liberty.

               These notes payable bear interest at 6% per annum and were repaid with accrued interest on July 11, 1994.





                                        I-18                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       (c)     Payable by LMC Chicago Sports, Inc.

               This note, which bears interest at the prime rate (7-1/4% at June 30, 1994), is payable on December 31, 1996 and is secured by the Company's general partnership interest in Sports.

       (d) Payable by Command Cable of Eastern Illinois Limited Partnership ("Command").

               This loan is payable in quarterly installments as defined in the related loan agreement, with a final payment on September 30, 1994. The quarterly installments consist of a fixed amount per quarter plus additional principal payments based on a percentage of the previous quarter's cash flow. The loan agreement contains provisions for the maintenance of certain financial ratios and other matters.

       (e)     Payable by US Cable of Paterson ("Paterson").

               This term loan has quarterly principal payments in increasing amounts through December 31, 1996. In addition to the scheduled quarterly payments, an annual payment may be required based upon the prior year's excess cash flow, as defined. The outstanding balance of the loan accrues interest at varying rates which approximate the prime rate (7- 1/4% at June 30, 1994). The terms of the agreement include, in addition to other requirements, compliance with certain financial ratios and limitations on capital expenditures and leases. The loan is secured and collateralized by the assets of Paterson, the franchise rights, and the assignment of its various leases and contracts.

       (f)     Payable by CCT.

               This revolving line of credit provides for borrowings of up to $145,000,000 through March 31, 1995. Such facility provides for mandatory commitment reduction payments through December 31, 1999. The revolving credit facility permits CCT to borrow from the banks to fund acquisitions of cable television systems and for other general purposes, subject to compliance with the restrictive covenants (including ratios of debt to cash flow and cash flow to interest expense) contained in the loan agreement governing the facility.





                                        I-19                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       (g)     Payable by ARC Holding, LTD. ("ARCH").

               This revolving line of credit provides for borrowings of up to $30,000,000 through June 29, 1995, at which time mandatory commitment reductions begin and continue through December 31, 2000, when the commitment reaches zero. Borrowings may be used for general partnership purposes, and bear interest at rates that fluctuate with various market rates. ARCH must comply with restrictions on indebtedness and distributions, and must maintain certain financial ratios. The loans are secured by ARCH's assets.

       (h)     Payable by ARC.

               These notes are due December 30, 2000 and bear interest at 10% per annum. The notes are convertible, at the option of the holders, into an 11.65% limited partnership interest in ARC.

       (i)     Payable by HSN.

               These notes payable consist of a $85 million in unsecured senior term loans which were repaid by HSN on August 1, 1994; and a $40 million three-year senior unsecured revolving credit facility. In connection with the repayment of the term loans, HSN will recognize an extra ordinary loss on early extinguishment of debt of $0.9 million, net of taxes in the third quarter of 1994. The revolving credit facility provides for yearly extension options at the request of HSN and is subject to the approval of participating banks. At June 30, 1994, $40 million of the senior revolving credit facility remains available.
               Restrictions contained in the senior term loans and revolving credit agreement include, but are not limited to, limitations on the encumbrance and disposition of assets and the maintenance of various financial covenants and ratios.


(7)    PROMISSORY NOTES

       CCT has a note payable to TCI of approximately $60 million, including accrued interest, due January 1, 2000. The note bears interest at 8% per annum. The note, net of payments made, is reflected as an addition to minority interest in the accompanying consolidated financial statements due to its related party nature. Additionally, CCT has approximately $38 million, including accrued interest, in notes receivable from TCI due





                                        I-20                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       January 1, 2000. The notes receivable earn interest at 11.6% per annum. These notes receivable are reflected as a reduction of minority interest in the accompanying consolidated financial statements as they represent subscription notes receivable.

(8)    STOCKHOLDERS' EQUITY

       GENERAL

       Liberty is authorized to issue 300,000,000 Class A shares and 100,000,000 Class B shares. Liberty had 87,515,378 Class A shares and 43,338,720 Class B shares outstanding at June 30, 1994, and December 31, 1993.

       The Class A common stock has one vote per share and the Class B common stock has ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock.

       STOCK OPTION

       The Company has an employment agreement with an officer (who is also a director). Pursuant to this agreement, such officer was granted an option to acquire 100,000 shares of Liberty Class B common stock at a purchase price of $256 per share (reflects actual shares issued). The employment agreement was amended and the option was exercised with cash and a $25,500,000 note. This note bears interest at 7.54% per annum. During October 1991, such officer tendered to the Company in partial payment of such note 800,000 shares of TCI Class B common stock, resulting in a net reduction of $12,195,000 in the amount payable under the note.

       The 100,000 shares issued by Liberty upon exercise of this option, together with all subsequent dividends and distributions thereon, including shares issued in the Stock Splits (collectively totaling 16,000,000 shares of Liberty Class B common stock and 200,000 shares of Class E Preferred Stock at December 31, 1993, the "Option Units"), are subject to repurchase by the Company under certain circumstances. The Company's repurchase right will terminate as to 20% of the Option Units per year, commencing March 28, 1992, and will terminate as to all of the Option Units in the event of death, disability or under certain other circumstances.

       On October 24, 1992, said officer of the Company entered into a letter agreement with respect to the timing and method of payment under the promissory note and the release





                                        I-21                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       of the 200,000 shares of Class E Preferred Stock from the collateral securing the promissory note. The remaining principal balance on the note is approximately $14,500,000. The next scheduled payment will be on October 24, 1994 in the principal amount of approximately $4,300,000 plus interest accrued from December 31, 1993 to the payment date.

       STOCK PLAN

       The Company has a Stock Incentive Plan (the "Stock Plan") in order to provide a special incentive to officers and other persons. Under the Stock Plan, stock options, stock appreciation rights, restricted stock and other awards valued by reference to, or that are otherwise based on, the value of Class A common stock may be granted in respect to a maximum of 40,000,000 shares of Class A common stock. Shares to be delivered under the Stock Plan will be available from authorized but unissued shares of Class A common stock or from shares of Class A common stock reacquired by the Company. Shares of Class A common stock that are subject to options or other awards that terminate or expire unexercised will return to the pool of such shares available for grant under the Stock Plan.

       In June 1993, the Company granted an aggregate of 56,000 non-qualified stock options with stock appreciation rights to certain officers and key employees under the Stock Plan. Each option is exercisable for one share of Class A common stock at an exercise price of $19.08. The options vest in five equal annual installments commencing June 3, 1994 and expire in June 2003. Estimates of compensation relating to these stock options with stock appreciation rights have been recorded through June 30, 1994, but are subject to future adjustments based upon market value and, ultimately, on the final determination of market value when the rights are exercised.

       STOCK APPRECIATION RIGHTS

       The Company has granted to certain of its officers stock appreciation rights with respect to 2,240,000 shares of Liberty Class A common stock. These rights have an adjusted strike price of $0.80 per share, become exercisable and vest evenly over seven years. Stock appreciation rights expire on March 28, 2001. Estimates of compensation relating to these stock appreciation rights have been recorded through June 30, 1994, but are subject to future adjustment based upon market value and, ultimately, on the final determination of market value when the rights are exercised. Stock appreciation rights with respect to 780,000 shares have been exercised.





                                        I-22                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       In 1993, the President of HSN received stock appreciation rights with respect to 984,876 shares of HSN's common stock at an exercise price of $8.25 per share. These rights vest over a four year period and are exercisable until February 23, 2003. The stock appreciation rights will vest upon termination of employment other than for cause and will be exercisable for up to one year following the termination of employment. In the event of a change in ownership control of HSN, all unvested stock appreciation rights will vest immediately prior to the change in control and shall remain exercisable for a one year period. Stock appreciation rights not exercised will expire to the extent not exercised. These rights may be exercised for cash or, so long as HSN is a public company, for shares of HSN's common stock equal to the excess of the fair market value of each share of common stock over $8.25 at the exercise date.
       The stock appreciation rights also will vest in the event of death or disability.

       Estimated compensation relating to these stock appreciation rights has been recorded through June 30, 1994, but is subject to future adjustment based upon market value, and ultimately, on the final determination of market value when the rights are exercised.

(9)    TRANSACTIONS WITH TCI

       Certain subsidiaries of Liberty produce and/or distribute sports and other programming to cable television operators (including TCI) and others. Charges to TCI are based upon customary rates charged to others.

       Certain subsidiaries of Liberty purchase, at TCI's cost plus an administrative fee, certain pay television and other programming through a subsidiary of TCI. In addition, HSN pays a commission to TCI for merchandise sales to customers who are subscribers of TCI's cable systems. Aggregate commissions and charges to TCI were approximately $11,248,000 and $4,391,000 for the six months ended June 30, 1994 and 1993, respectively.

(10)   FAIR VALUE OF FINANCIAL INSTRUMENTS

       CASH AND CASH EQUIVALENTS, TRADE AND OTHER RECEIVABLES, DUE TO/FROM TCI, PREPAID EXPENSES, ACCOUNTS PAYABLE, ACCRUED LIABILITIES, SALES RETURNS AND INCOME TAXES PAYABLE

       The carrying amount approximates fair value because of the short maturity of these instruments.





                                        I-23                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


       DEBT AND DEBT DUE TCI

       The carrying amount approximates fair value.

       PREFERRED STOCKS, SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

       The fair values of the Company's preferred stocks subject to mandatory redemption requirements were based on management's estimates. These estimates were made by reference to the market values of other similar publicly traded instruments. Neither independent external appraisals nor dealer quotes were obtained. The estimated fair value of the Company's preferred stocks subject to mandatory redemption at June 30, 1994 was $165,516,000.

       LIMITATIONS

       Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(11)   COMMITMENTS AND CONTINGENCIES

       In February of 1991, the Company entered into an agreement with certain of its stockholders which provides the Company the right upon the occurrence of a "call triggering event" to require such persons to sell the shares of Liberty common stock owned by them, and would provide such persons the right upon the occurrence of a "put triggering event" to sell their shares of Liberty common stock, in a registered public offering or to one or more third parties selected by the Company. A "call triggering event" consists of the issuance or adoption of a decree by a governmental authority and the determination by an independent committee of the Board of Directors that divestiture by any or all of such persons of his or its Liberty common stock is necessary in order to comply with the decree or is in the best interest of the Company in light of material restrictions that would be imposed on the Company's business absent such divestiture. A "put triggering event" consists of the issuance or adoption of a decree by a governmental authority requiring any or all of such persons to divest his or its shares of Liberty common stock or TCI common stock or rendering such person's continued ownership thereof illegal or subject to fine or penalty or imposing material restrictions on





                                        I-24                        (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       such person's full rights of ownership of such shares, provided that one of the essential facts giving rise to such decree or that renders such decree applicable to such person is the dual ownership by such person of voting securities of both the Company and TCI. In each case, the Company would guarantee the sale price for certain of the shares to be sold. Liberty's rights and obligations under this agreement were terminated upon consummation of the Mergers.

       Liberty leases business offices, has entered into pole rental agreements and transponder lease agreements, and uses certain equipment under lease arrangements. In addition, as of June 30, 1994, the Company had long-term sports program rights contracts which require payments through 1998 aggregating approximately $34,982,000.

       The Company is obligated to pay fees for the license to exhibit certain qualifying films that are released theatrically by various motion picture studios through December 31, 2006 (the "Film License Obligations"). As of June 30, 1994, these agreements require minimum payments aggregating approximately $287 million. The aggregate amount of the Film License Obligations is not currently estimable because such amount is dependent upon the number of qualifying films produced by the motion picture studios, the amount of United States theatrical film rentals for such qualifying films, and certain other factors. Nevertheless, the Company's aggregate payments under the Film License Obligations could prove to be significant.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (Formerly Tele-Communications, Inc.)

                    Condensed Pro Forma Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of TCI, dated as of June 30, 1994, assumes that the Mergers, whereby TCI and Liberty each became a wholly-owned subsidiary of Holding Company, had occurred as of such date (see note 1).

         In addition, the unaudited condensed pro forma statements of operations of TCI for the six months ended June 30, 1994 and the year ended December 31, 1993 assume that the Mergers had occurred prior to January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma financial statements of TCI should be read in conjunction with the condensed unaudited pro forma financial statements of Liberty and Holding Company and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty. The pro forma financial statements of Holding Company represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the Mergers.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                                                             June 30, 1994
                                                          ------------------------------------------------
                                                             TCI              Pro forma
                                                          Historical        Adjustments(1)       Pro forma
                                                          ----------        --------------       ---------
Assets                                                                    amounts in millions
- ------
Cash and receivables                                      $      219              --                 219

Investment in Liberty and
   related receivables                                           522             (217)(2)            305

Investment in other affiliates
   and Turner Broadcasting System,
   Inc., and related receivables                               1,483               --              1,483

Property and equipment, net of
   accumulated depreciation                                    5,207               --              5,207

Franchise costs and other assets,
   net of amortization                                         9,687               --              9,687
                                                            --------            -----             ------
                                                            $ 17,118             (217)            16,901
                                                            ========            =====             ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                                       $    859               --                859

Debt                                                          10,111               --             10,111

Deferred income taxes                                          3,420               --              3,420

Other liabilities                                                 99               --                 99
                                                            --------            -----             ------

      Total liabilities                                       14,489               --             14,489
                                                            --------            -----             ------

Minority interests                                               318               --                318

Redeemable preferred stocks                                       --               --                 --

Common stockholders' equity:
   Class A common stock                                          483               --                483
   Class B common stock                                           47               --                 47
   Additional paid-in capital                                  2,310               --              2,310
   Cumulative foreign currency
      translation adjustment                                     (14)              --                (14)
   Unrealized holding gains for
      available-for-sale securities                              128               --                128
   Accumulated deficit                                          (310)              --               (310)
   Treasury stock, at cost                                      (333)             333 (3)             --
   Investment in Holding Company                                  --             (217)(2)           (550)
                                                                                 (333)(3)
                                                            --------            -----             ------
                                                               2,311             (217)             2,094
                                                            --------            -----             ------
                                                            $ 17,118             (217)            16,901
                                                            ========            =====             ======


See accompanying notes to unaudited condensed pro forma financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                                                   Six months ended June 30, 1994
                                                         --------------------------------------------------
                                                            TCI               Pro forma
                                                         Historical        Adjustments(1)         Pro forma
                                                         ----------        --------------         ---------
                                                                        amounts in millions,
                                                                      except per share amounts
Revenue                                                     $ 2,141               --                2,141

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                                       (1,221)              --               (1,221)

Depreciation and amortization                                  (481)              --                 (481)
                                                          ---------             ----             --------

      Operating income                                          439               --                  439

Interest expense                                               (363)              --                 (363)

Interest and dividend income                                     20               --                   20

Share of earnings of Liberty                                     24              (24)(4)               --

Share of losses of other
   affiliates, net                                              (30)              --                  (30)

Loss on early extinguishment of debt                             (2)              --                   (2)

Other income, net                                                 2               --                    2
                                                          ---------             ----             --------

      Earnings before income taxes                               90              (24)                  66

Income tax expense                                              (52)              10 (5)              (42)
                                                          ---------             ----             --------

      Net earnings                                        $      38              (14)                  24
                                                          =========             ====             ========

Primary and fully diluted earnings per
   common and common equivalent share                     $     .08
                                                          =========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                                                    Year ended December 31, 1993
                                                         --------------------------------------------------
                                                            TCI               Pro forma
                                                         Historical        Adjustments(1)         Pro forma
                                                         ----------        --------------         ---------
                                                                        amounts in millions,
                                                                      except per share amounts
Revenue                                                    $  4,153                --               4,153

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                                       (2,326)               --              (2,326)

Depreciation and amortization                                  (911)               --                (911)
                                                        -----------            ------             -------

      Operating income                                          916                --                 916

Interest expense                                               (731)               --                (731)

Interest and dividend income                                     34                --                  34

Share of earnings of Liberty                                      4                (4)(4)              --

Share of losses of other
   affiliates, net                                              (76)               --                 (76)

Gain on dispositions                                             42                --                  42

Loss on early extinguishment of debt                            (17)               --                 (17)

Other income, net                                               (11)               --                 (11)
                                                        -----------            ------             -------

      Earnings before income taxes                              161                (4)                157

Income tax expense                                             (168)                2 (5)            (166)
                                                        -----------            ------             -------

      Net loss                                                   (7)               (2)                 (9)

Dividend requirement on
   redeemable preferred stocks                                   (2)                2 (6)              --
                                                        -----------            ------             -------

      Net loss applicable to
         common shareholders                            $        (9)               --                  (9)
                                                        ===========            ======             =======

Loss per common share                                   $      (.02)
                                                        ===========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

               Notes to Condensed Pro Forma Financial Statements

                                 June 30, 1994
                                  (unaudited)


(1) The Mergers were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of Holding Company. The Agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of Holding Company's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of Holding Company having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of Holding Company preferred stock having an equivalent value.

(2) Represents the conversion of Old TCI's investment in Liberty common stock into an investment in Holding Company common stock and the conversion of Old TCI's investment in Liberty preferred stock into an investment in Holding Company preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Old TCI's investment in Liberty.

(3) Reflects the reclassification to "Investment in Holding Company" of 79,335,038 shares of Old TCI Class A common stock held by subsidiaries of TCI replaced with Holding Company common stock of the corresponding class.

(4) Reflects the elimination of Old TCI's share of Liberty's historical earnings. See note (2) above.

(5)      Reflects the income tax effect of the pro forma adjustments.

(6) Reflects the elimination of the preferred stock dividend requirement on Old TCI preferred stock converted into common stock of Old TCI during the year ended December 31, 1993.

                           LIBERTY MEDIA CORPORATION

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of Liberty, as of June 30, 1994, assumes Liberty had changed its accounting for its investment in QVC, Inc. ("QVC") to the cost method and that the sale by Liberty of the 49.9% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the Mergers, whereby TCI and Liberty each became wholly-owned subsidiaries of Holding Company, had occurred as of such date.

         In addition, unaudited condensed pro forma combined statements of operations of Liberty for the six months ended June 30, 1994 and for the year ended December 31, 1993 are included which assume the following had occurred prior to January 1, 1993:

         (a) the change in accounting for Liberty's investment in QVC to the cost method,

         (b)     the sale by Liberty of its 49.9% partnership interest in AMC,

         (c)     the Recapitalization Agreement, as defined in note 10,

         (d) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

         (e)     the Tender, as defined in note 11,

         (f) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 12,

         (g) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

         (h)     the Mergers.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred prior to January 1, 1993. These condensed pro forma combined financial statements of Liberty should be read in conjunction with the condensed unaudited pro forma financial statements and related notes thereto of TCI and Holding Company included elsewhere herein and the respective historical financial statements and the related notes thereto of Liberty and TCI. The pro forma financial statements of Holding Company represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the Mergers.

                           LIBERTY MEDIA CORPORATION

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)

                                                                      June 30, 1994
                                                 --------------------------------------------------------
                                                   Liberty              Pro forma
                                                 Historical        Adjustments(1)(2)(4)         Pro forma
                                                 ----------        --------------------         ---------
Assets                                                             amounts in thousands
- ------
Cash, receivables, inventories,
   prepaids and other current
   assets, net                                    $   279,303             180,429 (3)            459,732

Investment in and advances to
   affiliates and others                              872,709               2,779 (3)            771,477
                                                                         (104,011)(4)

Property and equipment, net of
   accumulated depreciation                           248,680                  --                248,680

Franchise costs, intangibles
   and other assets,
   net of amortization                                445,718                  --                445,718
                                                   ----------           ---------              ---------

                                                   $1,846,410              79,197              1,925,607
                                                   ==========           =========              =========

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                             $   322,531              50,000 (3)            372,531

Debt                                                  415,556                  --                415,556

Deferred income taxes                                 154,958              21,594 (3)            176,552


Other liabilities                                       3,060                  --                  3,060
                                                   ----------           ---------              ---------

      Total liabilities                               896,105              71,594                967,699
                                                   ----------           ---------              ---------

Minority interests                                    187,190                  --                187,190

Preferred stock subject to
   mandatory redemption                               161,947            (161,947)(5)                 --

Common stockholders' equity:
   Class E Preferred Stock                                 17                 (17)(5)                 --
   Class A common stock                                87,515                  --                 87,515
   Class B common stock                                43,339                  --                 43,339
   Additional paid-in capital                         231,106             161,964 (5)            393,070
   Unrealized holding gains for
      available-for-sale securities                   241,471                  --                241,471
   Retained earnings                                   12,761             111,614 (3)            124,375
   Note receivable from
      related party                                   (15,041)                 --                (15,041)
                                                   ----------           ---------              ---------
                                                      601,168             273,561                874,729
                                                   ----------           ---------              ---------

Investment in Holding Company                              --            (104,011)(4)           (104,011)
                                                   ----------           ---------              ---------

                                                   $1,846,410              79,197              1,925,607
                                                   ==========           =========              =========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                  Six months ended June 30, 1994
                                                         ----------------------------------------------
                                                                             Pro forma
                                                          Liberty           Adjustments       Pro forma
                                                         Historical          (1)(2)(4)        Combined
                                                         ----------      -----------------    --------
                                                                       amounts in thousands,
                                                                     except per share amounts
Revenue                                                   $ 675,485               --           675,485

Operating, selling, general and
   administrative expenses                                 (612,221)              --          (612,221)

Depreciation and amortization                               (26,930)              --           (26,930)
                                                         ----------         --------         ---------

      Operating income                                       36,334               --            36,334

Interest expense                                            (18,936)              --           (18,936)

Dividend and interest income                                 12,361               --            12,361

Share of earnings of affiliates, net                         21,945           (3,022) (6)       10,378
                                                                              (8,545) (7)

Minority interests                                           (5,521)              --            (5,521)

Provision for impairment of
   investment                                                (2,233)              --            (2,233)

Other, net                                                   (2,429)              --            (2,429)
                                                         ----------         --------         ---------

      Earnings before income taxes                           41,521          (11,567)           29,954

Income tax expense                                          (17,024)           4,279 (8)       (12,745)
                                                         ----------         --------         ---------

      Net earnings                                           24,497           (7,288)           17,209

Dividend requirement on redeemable
   preferred stocks                                         (11,736)          11,736 (9)            --
                                                         ----------         --------         ---------

      Net earnings attributable to
         common shareholders                             $   12,761            4,448            17,209
                                                         ==========         ========         =========

Primary and fully diluted earnings
   per common and common equivalent
   share                                                 $      .10
                                                         ==========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                   Year ended December 31, 1993
                                    -----------------------------------------------------------------------------------------------
                                                                                                        Pro forma
                                     Liberty     Effect of Recap-       HSN            Mile Hi         Adjustments        Pro forma
                                    Historical   italization (10)  Historical(11)   Historical(12)  (1)(2)(4)(11)(12)      Combined
                                    ----------   ----------------  --------------   --------------  -----------------      --------
                                                                    amounts in thousands,
                                                                   except per share amounts
Revenue                              $1,153,256          --            103,640          7,568                --           1,264,464

Operating, selling, general
   and administrative expenses       (1,104,890)         --           (103,718)        (4,989)               --          (1,213,597)

Depreciation and amortization           (49,269)         --             (2,579)        (1,479)           (5,358)(13)        (58,685)
                                     ----------       -----           --------         ------           -------           ---------

      Operating income (loss)              (903)         --             (2,657)         1,100            (5,358)             (7,818)

Interest expense                        (31,080)         --             (2,146)        (2,180)           (7,702)(14)        (40,928)
                                                                                                          2,180 (15)

Dividend and interest income             23,549          --              1,633              6                --              25,188

Gain on sale of investment               31,972          --                 --             --                --              31,972

Loss on transactions with TCI           (30,296)         --                 --             --                --             (30,296)

Share of earnings of affiliates,
   net                                   34,044          --                 --             --           (13,978)(6)           9,133
                                                                                                        (11,313)(7)
                                                                                                            380 (16)

Minority interests                          289          --                 --              --               57 (17)          3,884
                                                                                                            170 (18)
                                                                                                          3,368 (19)

Litigation settlements                   (7,475)         --                 --             --                --              (7,475)

Other, net                               (1,592)         --               (847)            --                --              (2,439)
                                     ----------       -----           --------         ------           -------           ---------

      Earnings (loss) before
         income taxes and
         extraordinary item              18,508          --             (4,017)        (1,074)          (32,196)            (18,779)

Income tax expense                      (11,522)         --             (1,741)            --             9,063 (8)          (4,200)
                                     ----------       -----           --------         ------           -------           ---------

      Earnings (loss) before
         extraordinary item               6,986          --             (5,758)        (1,074)          (23,133)            (22,979)

Extraordinary item-loss on
   early extinguishment of debt,
   net of taxes                          (2,191)         --             (5,051)            --                --              (7,242)
                                     ----------       -----           --------         ------           -------           ---------

      Net earnings (loss)                 4,795          --            (10,809)        (1,074)          (23,133)            (30,221)

Dividend requirement on
   redeemable preferred stocks          (31,972)      9,179                 --             --            23,110 (9)              --
                                                                                                           (317)(20)
                                     ----------       -----           --------         ------           -------           ---------

      Net earnings (loss)
         attributable to
         common shareholders         $  (27,177)      9,179            (10,809)        (1,074)             (340)            (30,221)
                                     ==========       =====           ========         ======           =======           =========

Net loss attributable to
   common shareholders before
   extraordinary item                $    (0.19)
Extraordinary item, net                   (0.02)
                                     ----------
Loss per common share                $    (0.21)
                                     ==========

See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)

(1) On July 11, 1994, Rainbow Program Enterprises ("Rainbow") purchased a 49.9% general partnership interest in AMC from Liberty under the terms of a buy/sell provision contained in the AMC partnership agreement.
         In connection with the purchase, Rainbow acquired an option to purchase the remaining 0.1% general partnership interest in AMC from Liberty for $373,000. The proceeds of $180,249,000 included the economic benefit of Liberty's consulting agreement with AMC assigned by Liberty to Cablevision Systems Corporation, the parent company of Rainbow.

(2) On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.

         On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method, although it no longer exercised significant control over such affiliate, due to the pending determination of whether the Company would rejoin the control group under the Stockholders' Agreement. As a result of the election on May 13, 1994 by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty began as of that date to account for its investment in QVC under the cost method.

(3) Represents cash received from the sale of the 49.9% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated current income taxes payable on the sale. Increase in deferred income taxes represents the reversal of the temporary difference resulting from basis for income tax purposes in excess of basis for financial statement purposes. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such gain ($183,208,000) is not reflected in the pro forma combined statement of operations due to its non-recurring nature.





                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)

(4) The Mergers were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of Holding Company. The Agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of Holding Company's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of Holding Company having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of Holding Company preferred stock having an equivalent value. Adjustment represents the conversion of Liberty's investment in Old TCI common stock into an investment in Holding Company common stock. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in Old TCI.

(5) Reflects the elimination of the historical preferred stock of Liberty held by Old TCI or its subsidiaries. Such historical preferred stock of Liberty was converted into Holding Company preferred stock having an equivalent value. See note 4.

(6)      Elimination of share of earnings of QVC through May 13, 1994.

(7)      Elimination of share of earnings of AMC.

(8)      Estimated income tax effect of the pro forma adjustments.

(9) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock converted into preferred stock of Holding Company. See note 4.

(10) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.



                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)


(11) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock (such transactions are included in the Liberty historical column of the pro forma balance sheet).

(12) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly-owned subsidiary of TCI is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

         Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

         DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

         Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.



                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)

(13) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12-1/2 years for tangible assets, 30 years for intangible assets and 40 years for franchise costs.

(14) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to TCI pursuant to the Recapitalization Agreement (see note 10). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the year ended December 31, 1993.

(15) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1993 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.

(16)     Elimination of share of losses of Mile Hi through March 15, 1993.

(17) Represents the interest income on the loan to a minority partner (see note 12).

(18) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the acquisition (see note 12).

(19) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 11).

(20) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of Holding Company, dated as of June 30, 1994, assumes that the Mergers, whereby TCI and Liberty each became wholly-owned subsidiaries of Holding Company, had occurred as of such date.

         In addition, the unaudited condensed pro forma statements of operations of Holding Company for the six months ended June 30, 1994 and the year ended December 31, 1993 assume that the Mergers had occurred prior to January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma financial statements of Holding Company should be read in conjunction with the condensed unaudited pro forma financial statements of TCI and Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty. The pro forma financial statements of Holding Company represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the Mergers.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                    June 30, 1994
                                             -------------------------------------------------------------
                                                                                                Holding
                                                TCI          Liberty          Pro forma         Company
                                             Pro forma      Pro forma      adjustments(1)      Pro forma
                                             ----------     ----------     --------------     ------------
Assets                                                           amounts in millions
- ------
Cash, receivables and other
   current assets                           $      219        460                --              679

Investment in and advances to Liberty              305         --              (213)(2)           --
                                                                                (92)(3)

Investment in other affiliates and
   Turner Broadcasting System, Inc.,
   and related receivables                       1,483        771                --            2,254

Property and equipment, net of
   accumulated depreciation                      5,207        249                --            5,456

Franchise costs, intangibles and
   other assets, net of amortization             9,687        446                --           10,133
                                              --------     ------             -----           ------

                                              $ 16,901      1,926              (305)          18,522
                                              ========     ======             =====           ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                       $      859        345                --            1,204

Due to TCI                                          --        213              (213)(2)           --

Debt                                            10,111        230                --           10,341

Deferred income taxes                            3,420        177                (5)(5)        3,592

Other liabilities                                   99          3                --              102
                                              --------     ------             -----           ------

      Total liabilities                         14,489        968              (218)          15,239
                                              --------     ------             -----           ------

Minority interests                                 318        187               (92)(3)          413

Class A Preferred Stock                             --         --                -- (4)           --

Stockholders' equity:
   Class B 6% Cumulative Redeemable
      Exchangeable Junior Preferred
      Stock                                         --         --                --               --
   Class A common stock                            483         88                (2)(6)          569
   Class B common stock                             47         43                (1)(6)           89
   Additional paid-in capital                    2,310        393              (109)(4)        2,602
                                                                                  5 (5)
                                                                                  3 (6)
   Cumulative foreign currency
      translation adjustment                       (14)        --                --              (14)
   Unrealized holding gains for
      available-for sale securities                128        242                --              370
   Retained earnings (deficit)                    (310)       124                --             (186)
   Receivable from related party                    --        (15)               --              (15)
   Treasury stock                                   --         --              (545)(4)         (545)
   Investment in Holding Company                  (550)      (104)              654 (4)           --
                                              --------     ------             -----           ------
                                                 2,094        771                 5            2,870
                                              --------     ------             -----           ------

                                              $ 16,901      1,926              (305)          18,522
                                              ========     ======             =====           ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                               Six months ended June 30, 1994
                                                   ---------------------------------------------------------
                                                                                                  Holding
                                                      TCI        Liberty       Pro forma          Company
                                                   Pro forma    Pro forma     adjustments(1)     Pro forma
                                                   ---------    ---------     --------------    ------------
                                                         amounts in millions, except per share amounts
Revenue                                             $ 2,141        675         (35)(7)            2,781

Operating, selling, general and
   administrative expenses and
   compensation relating to
   stock appreciation rights                         (1,221)      (612)         35 (7)           (1,798)

Depreciation and amortization                          (481)       (27)         --                 (508)
                                                 ----------     ------       -----             --------

      Operating income                                  439         36          --                  475

Interest expense                                       (363)       (19)         21 (8)             (361)

Interest and dividend income                             20         12         (21)(8)               11

Share of earnings (losses) of
   affiliates, net                                      (30)        10          --                  (20)

Loss on early extinguishment of debt                     (2)        --          --                   (2)

Other income (expense), net                               2         (9)         --                   (7)
                                                 ----------     ------       -----             --------

      Earnings before income taxes                       66         30          --                   96

Income tax expense                                      (42)       (13)         --                  (55)
                                                 ----------     ------       -----             --------

      Net earnings                                       24         17          --                   41

Dividend requirement on
   redeemable preferred stocks                           --         --          (5)(9)               (5)
                                                 ----------     ------       -----             --------

      Net earnings attributable
         to common shareholders                  $       24         17          (5)                  36
                                                 ==========     ======       =====             ========

Primary and fully diluted earnings
   attributable to common shareholders per
   common and common equivalent share                                                          $    .06 (11)
                                                                                               ========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                 Year ended December 31, 1993
                                                   ---------------------------------------------------------
                                                                                                  Holding
                                                      TCI        Liberty       Pro forma          Company
                                                   Pro forma    Pro forma     adjustments(1)     Pro forma
                                                   ---------    ---------     --------------    ------------
                                                         amounts in millions, except per share amounts
Revenue                                             $ 4,153      1,264           (55)(7)          5,362

Operating, selling, general and
   administrative expenses and
   compensation relating to
   stock appreciation rights                         (2,326)    (1,213)           55 (7)         (3,484)

Depreciation and amortization                          (911)       (59)           --               (970)
                                                  ---------   --------        ------           --------

      Operating income (loss)                           916         (8)           --                908

Interest expense                                       (731)       (41)            9 (8)           (763)

Interest and dividend income                             34         25            (9)(8)             50

Share of earnings (losses) of
   affiliates, net                                      (76)         9            --                (67)

Gain on disposition                                      42         32            --                 74

Loss on transactions with TCI                            --        (30)           --                (30)(10)

Loss on early extinguishment of debt                    (17)        (7)           --                (24)

Other expense, net                                      (11)        (6)           --                (17)
                                                  ---------   --------        ------           --------

      Earnings (loss) before
         income taxes                                   157        (26)           --                131

Income tax expense                                     (166)        (4)           --               (170)
                                                  ---------   --------        ------           --------

      Net loss                                           (9)       (30)           --                (39)

Dividend requirement on
   redeemable preferred stocks                           --         --           (10)(9)            (10)
                                                  ---------   --------        ------           --------

      Net loss attributable
         to common shareholders                   $      (9)       (30)          (10)               (49)
                                                  =========   ========        ======           ========

Loss per common share                                                                          $   (.09)(12)
                                                                                               ========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


(1) The Mergers were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of Holding Company. The Agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of Holding Company's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of Holding Company having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of Holding Company preferred stock having an equivalent value.

(2) Represents the elimination of intercompany indebtedness between TCI and Liberty.

(3) Represents the elimination of TCI's minority interest in the equity of a consolidated subsidiary of Liberty.

(4) Represents the reclassification to treasury stock of shares of Holding Company held by TCI, Liberty or their respective subsidiaries previously reflected as "Investment in Holding Company". All preferred stock of Holding Company held by TCI or its subsidiaries (also reflected in the TCI pro forma financial information as "Investment in Holding Company") has been eliminated in consolidation with Holding Company.

(5) Represents the elimination of temporary differences associated with TCI's and Liberty's investments in Holding Company preferred and common stock.

(6) Reflects the net conversion of Old TCI and Liberty common stock held other than by Old TCI, Liberty or their subsidiaries, at the exchange ratios described in note 1, into like shares of Holding Company.

(7) Represents the elimination of intercompany revenue and operating expenses between TCI and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers.

(8) Represents the elimination of interest on intercompany indebtedness between TCI and Liberty.

(9) Represents the preferred stock dividend requirement on preferred stock of Holding Company other than preferred stock issued to TCI or its respective subsidiaries.

(10) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.



                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(11) Reflects primary earnings per common and common equivalent share based upon 610,017,732 weighted average shares. Such amount is calculated utilizing 492,134,730 weighted average shares of Old TCI at June 30, 1994 (such amount representing Old TCI's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of Old TCI common stock previously held by Liberty and 127,799,557 weighted average shares of Liberty at June 30, 1994 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by Old TCI.

(12) Reflects primary earnings per common and common equivalent share based upon 550,232,340 weighted average shares. Such amount is calculated utilizing 432,566,150 weighted average shares of Old TCI at December 31, 1993 (such amount representing Old TCI's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of Old TCI common stock previously held by Liberty and 127,582,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from Old TCI in 1993, all of which have been adjusted by
         0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by Old TCI.